EXHIBIT 23.3

                      [MCCLAIN & COMPANY, L.C. LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of our audit of the consolidated unaudited financial statements of First Reserve, Inc. and Subsidiaries as of June 30, 1999 as part of this Form 10-SB/A.

/S/ MCCLAIN & COMPANY, L.C.
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McClain & Company, L.C.
Miami, Florida
September 13, 1999